UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.                )

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XEROX HOLDINGS CORPORATION

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Xerox Holdings Corporation

YOUR VOTE IS VERY IMPORTANT

Dear Shareholders:

We are very pleased to announce that our Board of Directors has nominated Aris Kekedjian to stand for election as a director at the 2021 Annual Meeting of Shareholders (Annual Meeting) to be held on May 20, 2021 for a term ending at the 2022 annual meeting of shareholders.

Because this change adds Mr. Kekedjian to the slate of director nominees to be elected at the Annual Meeting, we are providing you with additional information in the enclosed Supplement to Proxy Statement and an amended proxy card to allow you to vote on the election of Mr. Kekedjian to serve as a director until the 2022 annual meeting of shareholders and until his successor shall have been elected and qualified. The information in the enclosed Supplement would have been included in the Proxy Statement had Mr. Kekedjian been chosen as a director nominee and approved by the Board prior to the filing of the Proxy Statement. In order to facilitate the proper tallying of votes that may have been cast by our shareholders prior to receipt of this Supplement, the election of Mr. Kekedjian is being considered as a separate proposal (Proposal 6).

Whether or not you plan to attend the virtual Annual Meeting, please submit your proxy as soon as possible. You may vote on all six proposals by using the methods described in the enclosed Supplement to Proxy Statement. The receipt of your new proxy or voting instructions will revoke and supersede any proxy or voting instructions previously submitted. If you have already voted and do not submit your new yellow proxy card or voting instructions, your previously submitted proxy or voting instructions will be voted at the Annual Meeting with respect to all other proposals, including the election of the other nominees for director (Proposal 1), but will not be counted in determining the outcome of Proposal 6, the election of Mr. Kekedjian as a director. If you want to cast your vote in favor of the election of Mr. Kekedjian for director, you must fill out and submit the enclosed yellow amended proxy card or otherwise submit updated voting instructions, as described in the Proxy Statement and in the Supplement to Proxy Statement.

Our Board unanimously recommends that you vote on the new enclosed yellow proxy card, or on the voting instruction platform, “FOR” all nominees for director, “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, “FOR” the non-binding executive compensation proposal, “FOR” approval of the Company’s amended and restated Director Equity Plan, “AGAINST” the shareholder proposal for shareholder action by written consent, if properly presented at the Annual Meeting, and “FOR” the election of Aris Kekedjian as an additional nominee for director.

The Supplement to Proxy Statement should be read in conjunction with the Notice of 2021 Annual Meeting and Proxy Statement for the Annual Meeting, which the Company began making available or mailing to shareholders and filed with the Securities and Exchange Commission (SEC) on or about April 7, 2021, as together they contain the information that is important to your decisions in voting at the Annual Meeting.

Thank you for your continued support of Xerox.

For the Board of Directors,

Keith Cozza	Giovanni (“John”) Visentin
Chairman of the Board	Vice Chairman and Chief Executive Officer

The accompanying Supplement to Proxy Statement is dated April 26, 2021 and is first being distributed to shareholders on or about April 27, 2021.

AMENDED NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

You are cordially invited to attend the 2021 Annual Meeting of Shareholders of Xerox Holdings Corporation to be held at 9:00 a.m., eastern time, on Thursday, May 20, 2021 over a live webcast at www.meetingcenter.io/268344849. The password for the meeting is XRX2021.

Due to the continued public health effects of the COVID-19 pandemic and to support the health and well-being of our shareholders, directors, employees and the Xerox community, our 2021 Annual Meeting will be held solely as a “virtual meeting”, with shareholders having access to vote, ask questions and participate at the Annual Meeting virtually. You will not be able to attend the Annual Meeting physically.

The Proxy Statement made available to shareholders on or about April 7, 2021 provides information about the matters you will be asked to consider and vote on at the Annual Meeting, except that additional information with respect to Proposals 1 and 6 and related matters is set forth in the enclosed Supplement to Proxy Statement (Supplement). You may have previously received a Notice of Internet Availability of Proxy Materials (Notice), which we mailed on or about April 7, 2021. You may view the Proxy Statement, the 2020 Xerox Annual Report, the enclosed Supplement and this Amended Notice of Annual Meeting of Shareholders at www.envisionreports.com/XRX.

At the Annual Meeting, shareholders will be asked to:

1.	Elect each of the nine directors named in the Proxy Statement;

2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.	Approve, on an advisory basis, the 2020 compensation of our named executive officers;

4.	Approve the amended and restated Director Equity Plan;

5.	Consider a shareholder proposal for shareholder action by written consent, if properly presented at the Annual Meeting; and

6.	Elect Aris Kekedjian as a director.

Shareholders will also be asked to consider such other business as may properly come before the Annual Meeting.

Voting:

You are eligible to vote if you were a shareholder of record at the close of business on March 26, 2021.

Ensure that your shares are represented at the meeting by voting in one of several ways:

VIA THE INTERNET.
BY TELEPHONE.
BY MAIL.
AT THE ANNUAL MEETING.

Please review the Notice of Internet Availability of Proxy Materials or accompanying yellow proxy card for voting instructions, and submit your proxy as soon as possible to ensure that your shares are represented, even if you plan to attend the Annual Meeting. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

If you have any questions or require assistance in voting your shares, you should call Harkins Kovler, LLC, Xerox’s proxy solicitor for the Annual Meeting, toll-free at (844) 218-8384 (from the U.S. and Canada) or at (212) 468-5380 (from other locations) (Banks and Brokerage firms may call collect at (212) 468-5380). Alternatively, you can email Harkins Kovler, LLC at Xerox@HarkinsKovler.com.

By order of the Board of Directors,

Douglas H. Marshall

Corporate Secretary

Norwalk, Connecticut

April 26, 2021

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be Held on May 20, 2021.

The Proxy Statement, Supplement to Proxy Statement and 2020 Annual Report are available at

www.envisionreports.com/XRX or www.xerox.com/investor.

SUPPLEMENT TO PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 20, 2021

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Supplement to Proxy Statement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should”, “targeting”, “projecting”, “driving” and similar expressions, as they relate to us, our performance and/or our technology, are intended to identify forward-looking statements. These statements reflect management’s or our Board’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially, including those factors that are set forth in Xerox’s and Xerox Corporation’s combined Annual Report on Form 10-K for the year ended December 31, 2020 and Xerox’s and Xerox Corporation’s other filings with the U.S. Securities and Exchange Commission. These forward-looking statements speak only as of the date of this Supplement to Proxy Statement (Supplement) or as of the date to which they refer, and Xerox and Xerox Corporation assume no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

SUPPLEMENT TO PROXY STATEMENT

This Supplement, dated April 26, 2021, provides updated information with respect to the 2021 Annual Meeting of Shareholders (Annual Meeting) of Xerox Holdings Corporation (“Company”, “Xerox” or “we”) to be held on Thursday, May 20, 2021, or any adjournment or postponement thereof.

This Supplement, which describes a recent change in the proposed nominees and the addition of one new nominee for election to the Company’s Board of Directors (Board), and a change in the information regarding our originally proposed nominees, should be read in conjunction with the Notice of 2021 Annual Meeting and Proxy Statement for the Annual Meeting which the Company began making available or mailing to shareholders and filed with the Securities and Exchange (SEC) on or about April 7, 2021.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will consider and vote on the following matters:

1.	Election of the nine nominees named in the Proxy Statement to our Board of Directors, each for a term of one year and until their successors are elected and qualified;

2.	Ratification of the appointment of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.	Approval, on an advisory basis, of the 2020 compensation of our named executive officers;

4.	Approval of the Company’s amended and restated Director Equity Plan;

5.	Consider a shareholder proposal for shareholder action by written consent, if properly presented at the Annual Meeting; and

6.	Election of Aris Kekedjian as a director, for a term of one year and until his successor is elected and qualified.

Shareholders will also be asked to consider any other business that may properly come before the Annual Meeting.

How will my proxy be voted?

If you properly submit your proxy via the Internet or telephone or complete, sign and return your proxy card, your shares will be voted as you specify. However, if you are a registered shareholder and you submit your proxy but do not specify a vote with respect to the proposals, your shares will be voted in accordance with the Board’s recommendation for each of the proposals submitted at the Annual Meeting.

If you hold your Xerox shares through a bank, broker, or other holder of record, such intermediary may not be able to vote your shares if you return your proxy but do not specify a vote with respect to the proposals.

At present, the Board does not intend to present any other matters at the Annual Meeting and knows of no matters other than these to be presented for shareholder action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy card intend to vote the proxies in accordance with their best judgment and in their discretion to the extent permitted by Rule 14a-4(c) under the Exchange Act.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	“FOR” the election of each of the nine directors named in the Proxy Statement;

•	“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

•	“FOR” the approval, on an advisory basis, of the 2020 compensation of our named executive officers;

•	“FOR” the approval of the Company’s amended and restated Director Equity Plan;

•	“AGAINST” a shareholder proposal for shareholder action by written consent, if properly presented at the Annual Meeting; and

•	“FOR” the election of Aris Kekedjian as a director.

Why am I receiving this Supplement to Proxy Statement?

Following the date on which the Proxy Statement was first made available to shareholders, the Icahn Group (as defined below) informed Xerox that it had decided, as permitted under the Nomination and Standstill Agreement (the Icahn Nomination Agreement) dated January 26, 2021 between the Company and Carl C. Icahn and certain of his affiliates (the Icahn Group), to replace one of its Icahn Designees, Keith Cozza, who as of April 26, 2021 is no longer serving as President and Chief Executive Officer of Icahn Enterprises, with Aris Kekedjian, who has succeeded Mr. Cozza in the role of President and Chief Executive Officer of Icahn Enterprises. See page 14 of the Proxy Statement for information about the Icahn Nomination Agreement.

With the recommendation of the Corporate Governance Committee, the Board has approved the nomination of Mr. Kekedjian as a nominee for election as a director at the Annual Meeting as an Icahn Designee under the Icahn Nomination Agreement.

The Board has determined that Mr. Kekedjian is independent under NYSE corporate governance rules and our Corporate Governance Guidelines. In making this independence determination, the Board considered the relevant facts from the point of view of both the director and the persons or organizations with which the nominee has relationships known to the Board, including with respect to the Icahn Nomination Agreement.

The Corporate Governance Committee and the Board also determined to continue to include Mr. Cozza on the slate of directors recommended by the Board for election as a director at the Annual Meeting but no longer as an Icahn Designee under the Icahn Nomination Agreement. Mr. Cozza’s nomination is based on the Board’s view that his exemplary service on the Xerox Board as the Board Chair, his extensive knowledge of Xerox, his broad finance and investment expertise and his experience on a number of other company boards provide significant value to the Board, Xerox and our shareholders. Mr. Cozza is one of the nine director nominees included under Proposal 1 in the Proxy Statement previously made available to shareholders.

PROPOSAL 1 — ELECTION OF DIRECTORS

Shareholders annually elect directors to serve for one year and until their successors have been elected and have been qualified. Based on the director nomination process described in the Proxy Statement, the nine persons whose biographies appear at pages 5 through 14 of the Proxy Statement have been nominated by the Board to serve as directors based on the recommendation of the Corporate Governance Committee. There is one additional nominee for director named in this Supplement, for a total of ten director nominees. The Board has increased the size of the Board from seven to ten, effective on the date of the Annual Meeting.

Five of the ten director nominees currently serve on the Board and there are five new director nominees, Nichelle Maynard-Elliott, Steven D. Miller, James L. Nelson and Margarita Paláu-Hernández, who are each named in the Proxy Statement, and one additional new nominee named and included in this Supplement, Aris Kekedjian, whose biography appears below in this Supplement. Three of the director nominees (Messrs. Kekedjian, Miller, and Nelson) are being nominated by the Board pursuant to the Icahn Nomination Agreement. Scott Letier is being nominated by the Board pursuant to the Nomination and Standstill Agreement dated January 26, 2021 between the Company and Darwin Deason. See “2021 Nomination and Standstill Agreements” in the Proxy Statement for further information.

Each nominee brings valuable experience from a variety of fields. The biographical information presented regarding each nominee’s specific experience, qualifications, attributes, and skills led our Board to the conclusion that he or she should serve as a director. We believe that each of the nominees has demonstrated business acumen, an ability to exercise independent and sound judgment, an understanding of the Company’s business environment and a commitment to serve the Company and our Board. We also value their significant experience on other public company boards of directors and board committees. The Board has determined that each of the nominees (other than John Visentin, Vice Chairman and Chief Executive Officer of the Company) is independent under the New York Stock Exchange (NYSE) corporate governance rules and the Company’s own independence standards.

It is expected that all nominees proposed by our Board will be able to serve on the Board if elected. Although not anticipated, if for any reason a nominee becomes unable to serve or for good cause will not serve, the discretionary authority provided in the proxies solicited by the Board may be used to vote for a substitute or substitutes whom the Board may propose to replace such nominee or nominees for election at the Annual Meeting. It is not expected that any of the Board’s nominees will be unable or unwilling to serve as a director.

The Board is continuously seeking highly-qualified, diverse candidates to add to the range of skills and experiences represented on our Board. The ten individuals nominated for election at our 2021 Annual Meeting bring valuable diversity to the Board. Three of the ten director nominees are women. Two of our nominees are Hispanic and one is African-American. The ten director nominees range in age from 32 to 71. In addition, each director nominee contributes to the Board’s overall diversity by providing a variety of perspectives, personal and professional experiences and backgrounds. The average tenure of the currently serving directors who are standing for election at this Annual Meeting (five directors) is approximately three and a half years.

The table below summarizes the key qualifications, skills, and attributes that each of our director nominees possesses that were most relevant to the decision to nominate him or her to serve on the Board. The lack of a mark does not mean the director does not possess that qualification or skill or that other qualities were not also considered; rather, a mark indicates a specific area of focus or expertise on which the Board relied most heavily. Each director nominee’s biography below describes his or her qualifications and relevant experience in more detail. Each of the directors nominees has consented to being named in the Proxy Statement and/or this Supplement and has agreed to serve if elected.

Qualifications, Skills and Attributes of our Board of Directors

Experience, Expertise or Attribute	Cozza	Echevarria	Kekedjian	Krongard	Letier	Maynard- Elliott	Miller	Nelson	Paláu- Hernández	Visentin

Technology	•		•		•			•		•

Leadership	•	•	•	•	•	•		•	•	•

Global Business	•	•	•	•	•	•			•	•

Financial	•	•	•	•	•	•	•	•	•	•

Business Operations	•	•	•	•	•	•		•	•	•

Diversity		•		•		•			•

Public/Private Company Boards & Governance	•	•	•	•	•	•	•	•	•	•

The number of non-employee directors to whom the 2021 Amendment and Restatement of the 2004 Equity Compensation Plan for Non-Employee Directors (Amended Plan), if the Amended Plan is approved at the Annual Meeting, will be nine directors if all directors nominees are elected at the Annual Meeting. The addition of the one additional non-employee director named in this Supplement is expected to shorten the expected usage-period of the share pool under the Amended Plan from four and a half years to four years, assuming the Amended Plan is approved.

For 2021, if all of our nominees for directors are elected at our Annual Meeting, we will have an additional three non-employee directors (nine rather than six). In addition, if the Amended Plan is approved by shareholders at this Annual Meeting, beginning at this 2021 Annual Meeting and until otherwise changed by the Board, all retainers and fees for Board and Committee service will be paid in the form of RSUs and DSUs.

CORPORATE GOVERNANCE

Director Nomination Process

Pursuant to the Icahn Nomination Agreement, current directors Keith Cozza, who is Chairman of our Board, and Nicholas Graziano are the Icahn Designees currently serving on the Board, and Jonathan Christodoro is the Independent Designee currently serving on the Board, with the Icahn Group having the right to replace any of its director designees during the period covered by the Icahn Nomination Agreement with individuals selected by the Icahn Group, subject to the Company’s reasonable approval. The Icahn Group has chosen to replace Mr. Cozza with Mr. Kekedjian and Mr. Graziano with Steven D. Miller as the two Icahn Designees and to replace Mr. Christodoro with James L. Nelson as the Independent Designee on the slate of director nominees for election at the 2021 Annual Meeting. The Board has determined, however, that Mr. Cozza will remain a member of the slate of director nominees for election at the 2021 Annual Meeting, but not as an Icahn Designee. The Board has approved these replacements. In addition, the Company is increasing the size of the Board from seven directors to ten directors effective at the Annual Meeting. Nichelle Maynard-Elliott and Margarita Paláu-Hernández were recommended by a non-management director and, with the recommendation of the Corporate Governance Committee, have been included in the slate of director nominees recommended by the Board for election as a director at this Annual Meeting.

Director Independence

Our Board is currently 86 percent comprised of directors who qualify as independent directors, and if the ten director nominees are all elected at the Annual Meeting, our Board will be 90 percent comprised of directors who qualify as independent directors. We have an independent Chairman and each of our standing Board committees is comprised solely of independent directors, including our Corporate Governance Committee, which establishes our corporate governance policy and monitors the effectiveness of this policy at the Board level.

Our Board has determined that all of the nominees for election as directors are independent under the NYSE corporate governance rules and our Corporate Governance Guidelines, with the exception of John Visentin, our Chief Executive Officer.

In addition, the Corporate Governance Committee reviews relationships involving members of the Board, their immediate family members and affiliates, and transactions in which members of the Board, their immediate family members and their affiliates have a direct or indirect interest in which the Company is a participant, to determine whether such relationship or transaction is material and could impair a director’s independence. In making independence determinations, the Board considers all relevant facts and circumstances from the point of view of both the director and the persons or organizations with which the director has relationships, including with respect to those directors covered by the 2021 Nomination Agreements discussed above. See Certain Relationships and Related Person Transactions at page 24 of the Proxy Statement.

Based on the results of the aforementioned review, 90% of our nominees for election as directors are deemed to be independent.

BOARD OF DIRECTORS AND BOARD COMMITTEES

At the Board meeting following the Annual Meeting, the Board will determine Committee assignments and will designate who will serve as Chairman of the Board.

SECURITIES OWNERSHIP

Shares of Common Stock of the Company owned beneficially by the directors, nominees for director, each of the executive officers named in the Summary Compensation Table and all directors and current executive officers as a group, as of February 28, 2021 (unless otherwise noted), were as follows.

Name of Beneficial Owner	Amount Beneficially Owned	Total Stock Interest

Steven J. Bandrowczak	96,210	558,189

Jonathan Christodoro	0	36,378

Keith Cozza	50,000	75,981

Joseph J. Echevarria	0	35,599

Michael D. Feldman	220,498	443,594

Nicholas Graziano	0	26,472

Xavier Heiss	76,708	233,433

Aris Kekedjian[1]	0	0

Cheryl Gordon Krongard	25,000	60,599

A. Scott Letier	0	26,472

Nichelle Maynard-Elliott	0	0

Steven D. Miller	0	0

James L. Nelson	0	0

William F. Osbourn, Jr.	85,719	85,719

Louis J. Pastor	22,273	214,653

Margarita Paláu-Hernández	0	0

Hervé N. Tessler	123,413	159,557

Giovanni (John) Visentin	419,125	2,081,058

All directors and executive officers as a group (22)[2]	1,102,306	4,502,384

[1]	Information as of April 16, 2021.

[2]

Excludes Mr. Tessler, who retired from his role as Executive Vice President effective February 28, 2020, and Mr. Osbourn, who resigned from his role as Executive Vice President and Chief Financial Officer effective September 30, 2020, and are no longer executive officers of the Company.

Percent Owned by Directors and Executive Officers: Each director and executive officer beneficially owns less than 1% of the aggregate number of shares of Common Stock outstanding at February 28, 2021. The amount beneficially owned by all directors and executive officers as a group also amounted to less than 1%.

Amount Beneficially Owned: The numbers shown are the shares of Common Stock considered beneficially owned by the directors and executive officers identified as “Named Executive Officers” in accordance with SEC rules. Shares of Common Stock which directors and executive officers had a right, within 60 days of February 28, 2021, to acquire upon the exercise of options or rights or upon vesting of performance share units or restricted stock units are included on a gross basis, except that Messrs. Christodoro, Cozza, Echevarria, Graziano and Leiter and Ms. Krongard each hold vested deferred stock units (DSUs) granted as part of such individual’s director compensation which, until paid out following termination of Board service, do not permit voting of the underlying shares of Xerox Common Stock and therefore are not included in the Amount Beneficially Owned column (but are included in the Total Stock Interest column). Shares held in a grantor retained annuity trust or by family members are also included in the Amount Beneficially Owned. All of these are counted as outstanding for purposes of computing the percentage of Common Stock outstanding and beneficially owned by such person (but are not deemed to be outstanding for computing the percentage ownership of any other person shown in the table).

Total Stock Interest: The numbers shown include the amount shown in the Amount Beneficially Owned column, plus stock options, performance shares, restricted stock units and DSUs, as applicable, held by directors and executive officers that are not exercisable or payable within 60 days of February 28, 2021.

Address: Unless otherwise noted, the address of each person named in the table is c/o Xerox Holdings Corporation, 201 Merritt 7, Norwalk, CT 06851.

PROPOSAL 6 — ELECTION OF ARIS KEKEDJIAN AS A DIRECTOR

Our Board has nominated Aris Kekedjian to stand for election as a director at the 2021 Annual Meeting to be held on May 20, 2021 for a one-year term and until his successor is elected and qualified. Mr. Kekedjian is a replacement Icahn Designee, who will replace Keith Cozza as an Icahn Designee, though Mr. Cozza will remain on the Board and is a nominee for election to the Board at the Annual Meeting.

The Board has approved Mr. Kekedjian as a replacement Icahn Designee and, with the recommendation of the Corporate Governance Committee, has approved the nomination of Mr. Kekedjian as a nominee for election as a director at the Annual Meeting. The Board has determined that Mr. Kekedjian is independent under NYSE corporate governance rules and our Corporate Governance Guidelines. In making this independence determination, the Board considered the relevant facts from the point of view of both the nominee and the persons or organizations with which the nominee has relationships known to the Board, including with respect to the Icahn Nomination Agreement.

Biography

Aris Kekedjian

Age: 55

Xerox securities owned: 0 (New Director)

Options/Rights: 0

Occupation: President and Chief Executive Officer, Icahn Enterprises L.P.

Education: Bachelor of Commerce, Concordia University (Montreal, Canada)

Board Committees: (New Director)

Key Qualifications, Skills and Attributes:

• Technology

• Leadership

• Global Business

• Financial

• Business Operations

• Public Company Boards & Governance

Other Directorships (past 5 years): Finserve Acquisition Corp. (since 2019), Tuatara Capital Acquisition Corp. (since 2021) and XPO Logistics (2019-2020).

Other Background: Mr. Kekedjian joined Icahn Enterprises L.P. as President and Chief Executive Officer in April 2021. Icahn Enterprises is a diversified holding company with operating segments in investment, energy, automotive, food packaging, metals, real estate, home fashion and pharma. Prior to joining Icahn Enterprises, Mr. Kekedjian served as Head of Corporate Development and Chief Investment Officer at General Electric Company from 2016 to 2019. Prior to that, Mr. Kekedjian served as Managing Director and Global Head, Business Development / M&A at GE Capital from 2010 to 2016. From 2008 to 2010, Mr. Kekedjian served as Managing Director, Global Corporate Development and Chief Executive Officer for GE Capital, MEA region, responsible for company-wide strategic partnership and alliance development with global, sovereign capital partners. Mr. Kekedjian was previously the Chief Financial Officer of GE Banking & Consumer Finance for the EMEA region (GE Money) from 2004 to 2008, a $10 billion net revenue business with over $100 billion in assets and operations in 25 countries. He joined GE as a part of the Financial Management Program in 1989.

With his extensive finance and investment background and significant experience in leading and transforming multibillion-dollar business units during his time at General Electric and GE Capital, Mr. Kekedjian brings to the Board expertise relevant to Xerox. Mr. Kekedjian also brings to the Board a broad record of leadership in business development, M&A and operations of complex cross-border businesses at scale. He has a reputation for driving positive change while building and inspiring top-performing teams to meet aggressive goals.

The Board unanimously recommends a vote

FOR

the election of Aris Kekedjian as a director.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

How many votes are required to approve each proposal?

Election of Directors. Under the By-Laws, directors are elected by majority vote, meaning that in an uncontested director election, the votes cast “for” the nominee’s election must exceed the votes cast “against” the nominee’s election, with abstentions and broker non-votes not counting as votes “for” or “against.” This standard is appliable both to the nine directors proposed to be elected under Proposal 1 of the Proxy Statement and to the one director proposed to be elected under Proposal 6 set forth in this Supplement. The By-Laws require that any incumbent nominee for director who receives a greater number of votes cast “against” his or her election than “for” his or her election shall tender his or her resignation promptly after such election. The independent directors will then evaluate and determine, based on the relevant facts and circumstances, whether to accept or reject the resignation. The Board’s explanation of its decision will be promptly disclosed on a Form 8-K filed with the SEC.

Abstentions, failures to vote and broker non-votes are not considered votes cast and therefore have no effect on the outcome of the vote on Proposal 1 and Proposal 6 (provided that a quorum is present).

May proxies be revoked?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by taking any of the following actions:

•	by delivering to our Corporate Secretary a written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	by marking, signing and delivering a new proxy card, relating to the same shares and bearing a later date than the original proxy card;

•	submitting another proxy via the Internet or by telephone (your latest voting instructions will be followed); or

•	by attending the virtual Annual Meeting and voting (although attendance at the Annual Meeting will not, by itself, revoke a proxy, unless you vote at the Annual Meeting).

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Xerox Holdings Corporation

201 Merritt 7

Norwalk, CT 06851

Attention: Douglas H. Marshall, Corporate Secretary

If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. Brokers will not be permitted to exercise discretionary authority if they do not receive a properly executed proxy card or voting instructions.

Shareholders of record may vote on all six proposals by submitting the amended proxy card or voting instruction form enclosed with this Supplement or by submitting a proxy via the Internet or by telephone by following the procedures on your enclosed yellow proxy card or voting instruction form. Properly executed proxies that do not contain voting instructions for any proposal will be voted in accordance with the recommendations of the Board.

The Board recommends that you resubmit your vote on all six proposals by submitting the new enclosed yellow proxy card or providing new voting instructions or by voting on the voting instruction platform.

If you have already voted and do not submit a new proxy card or new voting instructions, your previously submitted proxy or voting instructions will be voted at the Annual Meeting with respect to Proposals 1 through 5 but will not be counted in determining the outcome of Proposal 6, the election of Mr. Kekedjian as a director.

Except for the addition of Proposal 6 in this Supplement and additional information as to the election of directors under Proposal 1 of the Proxy Statement, this Supplement does not materially modify or supplement any matter presented for consideration in the Proxy Statement.

By order of the Board,

Douglas H. Marshall

Corporate Secretary

Norwalk, Connecticut

April 26, 2021

01—Keith Cozza 04—Scott Letier 07—James L. Nelson 02—Joseph J. Echevarria 05—Nichelle Maynard-Elliott 03—Cheryl Gordon Krongard 06—Steven D. Miller For Against Abstain For Against Abstain For Against Abstain 1 U P X 08—Margarita Paláu- Hernández 09—Giovanni (“John”) Visentin Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03F77D + + Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3, 4, 6 and A AGAINST Proposal 5. 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2021. 3. Approval, on an advisory basis, of the 2020 compensation of our named executive officers. 1. Election of Directors: For Against Abstain NOTE: Such other business as may properly come before the meeting or any adjournment thereof. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Xerox Holdings Corporation Annual Meeting of Shareholders Proxy Card For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If signing in the name of a corporation or partnership, please sign full corporate or partnership name and indicate title of authorized signatory. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 4. Approval of the Company’s amended and restated Equity Compensation Plan for Non-Employee Directors. 5. Consideration of a shareholder proposal for shareholder action by written consent, if properly presented at the Annual Meeting. 6. Election of Aris Kekedjian as a Director. THIS PROXY HAS BEEN REVISED TO REFLECT THE NEW ITEM 6 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 5 0 3 9 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM M MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Î” â‰^ You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/XRX or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/XRX Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote!

ANNUAL MEETING OF SHAREHOLDERS 9:00 A.M. THURSDAY, MAY 20, 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF XEROX HOLDINGS CORPORATION The undersigned appoint JOSEPH J. ECHEVARRIA, CHERYL GORDON KRONGARD AND GIOVANNI (“JOHN”) VISENTIN, and each of them (or if more than one are present, a majority of those present), as proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote the shares of Common Stock of Xerox Holdings Corporation which the undersigned is entitled to vote at the above annual meeting and at all adjournments thereof (a) in accordance with the following ballot and (b) in accordance with their best judgment in connection with such other business as may come before the meeting. Although we intend to hold our Annual Meeting of Shareholders virtually, in the event that New York State law does not allow virtual-only meetings at the time of our Annual Meeting of Shareholders, we will hold an in-person meeting at the same date and time at our corporate headquarters at 201 Merritt 7, Norwalk, CT 06851. If we decide to modify the structure of our Annual Meeting of Shareholders, we will announce the decision to do so by press release (which will be filed with the SEC and available at www.news.xerox.com/investors and www.meetingcenter.io/268344849.) THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4, 6 AND “AGAINST” PROPOSAL 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Proxy — Xerox Holdings Corporation q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q C Non-Voting Items + + Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. Your e-mail address can now help save the environment. Vote online and register for electronic communications with the eTree ® program and we’ll have a tree planted on your behalf. Electronic delivery saves Xerox a significant portion of the costs associated with printing and mailing annual meeting materials, and Xerox encourages shareholders to take advantage of the 24/7 access, quick delivery and reduced mail volume they will gain by consenting to electronic delivery. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all annual meeting materials and to the online proxy voting site for every annual meeting. To sign up for electronic delivery and have a tree planted on your behalf, please provide your e-mail address while voting online, or register at www.computershare.com/investor. Receive Proxy Materials Electronically The 2021 Annual Meeting of Shareholders of Xerox Holdings Corporation will be held on Thursday, May 20, 2021 at 9:00 A.M. EDT, virtually via the internet at www.meetingcenter.io/268344849. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — XRX2021.